Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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BOA ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 10:00 a.m., New York City time, on October 19, 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/boaacquisition/2022**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to adopt the Business Combination Agreement, dated as of December 2, 2021, by and among BOA, Selina Hospitality PLC ("Selina"), Samba Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Selina ("Merger Sub") (as it may be amended and/or restated from time to time, the "Business Combination Agreement") and approve the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into BOA, with BOA surviving the merger as a wholly owned subsidiary of Selina (the transactions contemplated by the Business Combination Agreement, the "Business Combination" and such proposal, the "Business Combination Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Governing Documents Proposals — to consider and vote upon separate proposals to approve the following material differences between BOA's amended and restated certificate of incorporation (the "BOA Charter") and the proposed Selina Articles of Association (the "Selina Articles") to be effective upon the consummation of the Business Combination (collectively, the "Governing Documents Proposals"):

(i) the name of the new public entity will be "Selina Hospitality PLC" as opposed to "BOA Acquisition Corp.";

FOR ☐ AGAINST ☐ ABSTAIN ☐

(ii) the Selina Articles will provide for one class of ordinary shares as opposed to the two classes of common stock provided for in the BOA Charter;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(iii) Selina's corporate existence is perpetual as opposed to BOA's corporate existence terminating if a business combination is not consummated within a specified period of time; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(iv) the Selina Articles will not include the various provisions applicable only to special purpose acquisition corporations that the BOA Charter contains.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, the Business Combination Proposal or the Governing Documents Proposals (collectively, the "Condition Precedent Proposals") would not be duly approved and adopted by BOA's stockholders or BOA determines that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived or BOA is otherwise not authorized to consummate the Business Combination (such proposal, the "Adjournment Proposal" and, together with the Business Combination Proposal and the Governing Documents Proposals, the "Proposals").

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature__________ Signature, if held jointly__________ Date______2022.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting To view the 2022 Proxy Statement and to attend the Special Meeting, please go to: https://www.cstproxy.com/boaacquisition/2022 ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ï³ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BOA ACQUISITION CORP. The undersigned appoints Brian Friedman and Benjamin Friedman, and each of them, as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of BOA Acquisition Corp. held of record by the undersigned at the close of business on August 18, 2022 at the Special Meeting of BOA Acquisition Corp. (the “Company”). CONTRARY THIS PROXY INDICATION WHEN PROPERLY IS MADE, THE EXECUTED PROXY WILL WILL BE BE VOTED VOTED IN FAVOR AS INDICATED OF PROPOSAL . IF NO 1, PROPOSAL PERSONS NAMED 2 AND AS PROPOSAL PROXY HEREIN 3, AND ON IN ACCORDANCE ANY OTHER MATTERS WITH THE THAT JUDGMENT MAY PROPERLY OF THE COME BOARD BEFORE OF DIRECTORS THE SPECIAL . MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY (Continued and to be marked, dated and signed on the other side)